Exhibit 99.2

CHASE ISSUANCE TRUST

(formerly Bank One Issuance Trust)

Asset Pool One Monthly Servicer’s Certificate

Monthly Period: January 2005

1.	Capitalized terms used in this certificate have their respective meanings set forth in the Amended and Restated Indenture, dated as October 15, 2004, and the Amended and Restated Asset Pool One Supplement, dated as of October 15, 2004, each between the Chase Issuance Trust and Wells Fargo Bank, National Association, and, with respect to the First USA Credit Card Master Trust, the Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002 between Chase Manhattan Bank USA, National Association and the Bank of New York (Delaware) or, with respect to the Chase Credit Card Master Trust, the Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, as amended by the First Amendment thereto, dated as of March 31, 2001, the Second Amendment thereto, dated as of March 1, 2002, the Third Amendment thereto, dated July 15, 2004, and the Fourth Amendment thereto, dated October 15, 2004, each among Chase USA, as transferor on and after June 1, 1996 and as servicer, JPMorgan Chase Bank, as transferor prior to June 1, 1996, and the Bank of New York, as trustee of the Chase Credit Card Master Trust.

2.	Chase Manhattan Bank USA, National Association is, as of the date hereof, the Transferor, Servicer and Administrator under the Transfer and Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	Collateral of Asset Pool One as of the last day of the related Monthly Period:

	Collateral Certificates:

	First USA Credit Card MT 2002-CC		25,000,000,000.00

	Chase Credit Card MT 2004-CC		500,000,000.00

	Principal Receivables		6,183,084,869.19

	Excess Funding Amount		0.00

	TOTAL		31,683,084,869.19

5a.	The Nominal Liquidation Amount of all Asset Pool One Notes as of the last day of the related Monthly Period.

	CHASEseries		27,465,000,000.00

	TOTAL		27,465,000,000.00

5b.	Asset Pool One Transferor Amount as of the last day of the related Monthly Period		4,218,084,869.19

5c.	Asset Pool One Required Transferor Amount for the related Monthly Period		247,323,394.77

6a.	The aggregate amount of Collections of Principal Receivables received by Asset Pool One for the related Monthly Period.		5,820,951,084.63

6b.	The aggregate amount of Collections of Principal Receivables allocated pursuant to Section 3.3 of the Asset Pool One Supplement for the related Monthly Period

	CHASEseries	85.92%	5,001,633,758.99

	TOTAL	85.92%	5,001,633,758.99

7a.	The aggregate amount of Collections of Finance Charge Receivables received by Asset Pool One for the related Monthly Period.		399,984,072.79

7b.	The aggregate amount of Collections of Finance Charge Receivables allocated pursuant to subsection 3.2(a) of the Asset Pool One Supplement for the related Monthly Period

	CHASEseries	85.92%	343,685,046.04

	TOTAL	85.92%	343,685,046.04

8a.	The Asset Pool One Servicing Fee for the related Monthly Period.		39,955,050.00

8b.	The Asset Pool One Servicing Fee allocated to each Series pursuant to subsection 3.4(b) of the Asset Pool One Supplement for the related Monthly Period	85.92%	34,331,250.00

	CHASEseries	85.92%	34,331,250.00

	TOTAL

9a.	The Asset Pool One Default Amount for the related Monthly Period		141,966,588.26

9b.	The Asset Pool One Default Amount allocated to each Series pursuant to subsection 3.2(b) of the Asset Pool One Supplement for the related Monthly Period.
	CHASEseries	85.92%	121,984,340.73

	TOTAL	85.92%	121,984,340.73

10.	The percentage of outstanding balances in Asset Pool One that were delinquent as of the end of the day of the last day of the related Monthly Period
	30-59 days		1.08%
	60-89 days		0.78%
	90-119 days		0.65%
	120-149 days		0.55%
	150-179 days		0.51%

	TOTAL		3.57%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this date February 11, 2005.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Patricia Garvey
Patricia Garvey
Vice President